Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated May 25, 2010, in this Registration Statement (File No. 333-166147) of Smart Trust, Value Architects Disciplined Core Portfolio Trust, 2010 Series C.

/s/ GRANT THORNTON LLP GRANT THORNTON LLP

New York, New York May 25, 2010